As filed with the Securities and Exchange Commission on January 31, 2000
                                                           Registration No. 333-

--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            FLEET BOSTON CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          ------------------------------------------------------------

             RHODE ISLAND                                      05-0341324
    (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)

 ONE FEDERAL STREET, BOSTON, MASSACHUSETTS                       02110
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

            BANKBOSTON CORPORATION 1998 SHARED OPPORTUNITIES PROGRAM BANKBOSTON CORPORATION 1996 SHARED OPPORTUNITIES PROGRAM
             FLEET BOSTON CORPORATION 1996 LONG-TERM INCENTIVE PLAN
   1998 STOCK OPTION PLAN FOR EMPLOYEES OF FLEETBOSTON ROBERTSON STEPHENS INC.
                           (FULL TITLES OF THE PLANS)

   ---------------------------------------------------------------------------

       WILLIAM C MUTTERPERL, ESQ.                       GARY A. SPIESS, ESQ.
   EXECUTIVE VICE PRESIDENT, SECRETARY      SENIOR VICE PRESIDENT, SENIOR DEPUTY GENERAL
            AND GENERAL COUNSEL                   COUNSEL AND ASSISTANT SECRETARY
        FLEET BOSTON CORPORATION                       FLEET BOSTON CORPORATION
           ONE FEDERAL STREET                             100 FEDERAL STREET
      BOSTON, MASSACHUSETTS 02110                    BOSTON, MASSACHUSETTS 02110
             617-346-4000                                   617-434-2870


(NAMES, ADDRESSES AND TELEPHONE NUMBERS, INCLUDING AREA CODES, OF AGENTS FOR SERVICE)

                                    Copy to:
                              JANICE B. LIVA, ESQ.
                 DEPUTY GENERAL COUNSEL AND ASSISTANT SECRETARY
                            FLEET BOSTON CORPORATION
                               100 FEDERAL STREET
                           BOSTON, MASSACHUSETTS 02110
                                  617-434-8630
                   -------------------------------------------


                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
                                                  PROPOSED             PROPOSED
                                 AMOUNT           MAXIMUM              MAXIMUM               AMOUNT OF
   TITLE OF SECURITIES           TO BE        OFFERING PRICE PER       AGGREGATE          REGISTRATION FEE
    TO BE REGISTERED           REGISTERED         SHARE (1)         OFFERING PRICE (1)          (1)
-----------------------------------------------------------------------------------------------------------
Common Stock, par value
  $.01 per share (2)        42,000,000 shares     $29.9375           $1,257,375,000          $331,947
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------


(1) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based on the average of the high and low prices of the Registrant's Common Stock as reported by the New York Stock Exchange on January 25, 2000.

(2)  Including preferred share purchase rights.

                                EXPLANATORY NOTE


         This Registration Statement on Form S-8 complements Post-Effective Amendment No. 1 on Form S-8 ("Amendment No. 1") to the Registration Statement on Form S-4 (File No. 333-82433) of Fleet Boston Corporation (formerly Fleet Financial Group, Inc.), a Rhode Island corporation (the "Registrant"). On October 1, 1999, BankBoston Corporation, a Massachusetts corporation ("BankBoston") merged into the Registrant (the "Merger"), with the Registrant as the surviving corporation in the Merger. Pursuant to the terms of the Merger, all outstanding BankBoston employee and director stock options exercisable for the common stock, par value $1.00 per share, of BankBoston ("BankBoston Common Stock") were converted into stock options exercisable for the common stock, par value $.01 per share, of the Registrant ("Fleet Boston Common Stock") based on a formula described in the offering materials sent to the holders of such BankBoston stock options. In addition, modifications were made to other BankBoston stock plans to provide for the issuance of Fleet Boston Common Stock in lieu of BankBoston Common Stock, as provided in the relevant plan; updated offering materials were also sent to participants in those plans. The shares related to certain stock plans of BankBoston were registered pursuant to Amendment No. 1; the remainder of those shares are being registered pursuant to this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents heretofore filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

         (a) The Registrant's latest Annual Report filed on Form 10-K for the fiscal year ended December 31, 1998;

         (b) The Registrant's quarterly reports filed on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

         (c) The Registrant's current reports on Form 8-K filed February 1, 1999, March 17, 1999, April 2, 1999, April 20, 1999, May 14, 1999,
              July 20, 1999, August 12, 1999, September 16, 1999, September 30, 1999, October 1, 1999, October 15, 1999, November 2, 1999,
              November 19, 1999, November 22, 1999 (which included audited supplemental consolidated financial statements reflecting the merger of BankBoston Corporation into the Registrant, as well as a Report of Independent Accountants), December 16, 1999 and January 12, 2000;

         (d) The description of the Registrant's common stock contained in a Registration Statement filed by Industrial National Corporation (predecessor to the Registrant) on Form 8-B dated May 29, 1970, and any amendment or report filed for the purpose of updating such description; and

         (e) The description of the Preferred Share Purchase Rights contained in the Registration Statement on Form 8-A dated November 29, 1990 (as amended by an Amendment to the Application on Form 8-A dated September 6, 1991, a Form 8-A/A dated March 17, 1995 and a Form 8-A/A dated May 5, 1999).

         All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Such incorporation by reference shall not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the securities offered hereby will be passed upon for the Registrant by Edwards & Angell, LLP, 101 Federal Street, Boston, Massachusetts 02110-1800. V. Duncan Johnson, a partner of Edwards & Angell, LLP, is a director of Fleet Bank (RI), National Association, one of the Registrant's wholly-owned subsidiaries, and beneficially owns 9,856 shares of Fleet Boston Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's By-laws provide for indemnification to the extent permitted by Section 7-1.1-4.1 of the Rhode Island Business Corporation Law. Such section, as adopted by the By-laws, requires the Registrant to indemnify directors, officers, employees or agents against judgments, fines, reasonable costs, expenses and counsel fees paid or incurred in connection with any proceeding to which such director, officer, employee or agent or his legal representative may be a party (or for testifying when not a party) by reason of his being a director, officer, employee or agent, provided that such director, officer, employee or agent shall have acted in good faith and shall have reasonably believed (a) if he was acting in his official capacity that his conduct was in the Registrant's best interest, (b) in all other cases that his conduct was at least not opposed to its best interests, and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The Registrant's By-laws provide that such rights to indemnification are contract rights and that the expenses incurred by an indemnified person shall be paid in advance of a final disposition of any proceeding, provided however, that if required under applicable law, such person must deliver a written affirmation that he has met the standards of care required under such provisions to be entitled to indemnification and provides an undertaking by or on behalf of such person to repay all amounts advanced if it is ultimately determined that such person is not entitled to indemnification. With respect to possible indemnification of directors, officers and controlling persons of the Registrant for liabilities arising under the Securities Act of 1933 (the "Act") pursuant to such provisions, the Registrant is aware that the Securities and Exchange Commission has publicly taken the position that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

ITEM 9.  UNDERTAKINGS.

         The Corporation hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              i. To include any prospectus required by Section 10(a)(3) of the Act;

              ii. To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (or the most recent post-effective amendment thereto); and

              iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs i. and ii. shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston, and the Commonwealth of Massachusetts, on January 31, 2000.


                                  FLEET BOSTON CORPORATION


                                  By: /s/ TERRENCE MURRAY
                                      ------------------------------------
                                      Terrence Murray
                                      Chairman and Chief Executive Officer

         Each person whose signature appears below hereby constitutes and appoints the Chairman and Chief Executive Officer, the President and Chief Operating Officer, the Vice Chairman and Chief Financial Officer, the Secretary or the Senior Deputy General Counsel, or any of them, acting alone, as his true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file, an amendment or amendments to the Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendments may make such changes in the Registration Statement as said officer or officers so acting deem(s) advisable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on January 31, 2000.

       SIGNATURE                                  TITLE
       ---------                                  -----

  /S/ TERRENCE MURRAY         Chairman, Chief Executive Officer and Director
----------------------------
      Terrence Murray

  /S/ CHARLES K. GIFFORD      President, Chief Operating Officer and Director
----------------------------
      Charles K. Gifford

   /S/ ROBERT J. HIGGINS       President of Commercial and Retail Banking
----------------------------   and Director
       Robert J. Higgins

  /S/HENRIQUE C. MEIRELLES     President of Global Banking and Financial
----------------------------   Services and Director
     Henrique C. Meirelles

   /S/ EUGENE M. MCQUADE       Vice Chairman and Chief Financial Officer
----------------------------
       Eugene M. McQuade

   /S/ ERICH SCHUMANN          Senior Vice President and Chief Accounting
----------------------------   Officer
       Erich Schumann

       SIGNATURE                                  TITLE
       ---------                                  -----


   /S/ JOEL B. ALVORD                            Director
----------------------------
       Joel B. Alvord

  /S/ WILLIAM BARNET, III                        Director
----------------------------
      William Barnet, III

   /S/ DANIEL P. BURNHAM                         Director
----------------------------
       Daniel P. Burnham

  /S/ PAUL J. CHOQUETTE, JR.                     Director
----------------------------
      Paul J. Choquette, Jr.

     /S/ JOHN T. COLLINS                         Director
----------------------------
         John T. Collins

   /S/ WILLIAM F. CONNELL                        Director
----------------------------
       William F. Connell

   /S/ GARY L. COUNTRYMAN                        Director
----------------------------
       Gary L. Countryman

    /S/ ALICE F. EMERSON                         Director
----------------------------
        Alice F. Emerson

   /S/ JAMES F. HARDYMON                         Director
----------------------------
       James F. Hardymon

      /S/ MARIAN L. HEARD                        Director
----------------------------
          Marian L. Heard

     /S/ ROBERT M. KAVNER                        Director
----------------------------
         Robert M. Kavner

      /S/ THOMAS J. MAY                          Director
----------------------------
          Thomas J. May

    /S/ DONALD F. MCHENRY                        Director
----------------------------
        Donald F. McHenry

    /S/ MICHAEL B. PICOTTE                       Director
----------------------------
        Michael B. Picotte

     /S/ THOMAS R. PIPER                         Director
----------------------------
         Thomas R. Piper

          SIGNATURE                               TITLE
          ---------                               -----

    /S/ THOMAS C. QUICK                          Director
----------------------------
        Thomas C. Quick

   /S/ FRANCENE S. RODGERS                       Director
----------------------------
       Francene S. Rodgers

      /S/ JOHN W. ROWE                           Director
----------------------------
          John W. Rowe

     /S/ THOMAS M. RYAN                          Director
----------------------------
         Thomas M. Ryan

    /S/ PAUL R. TREGURTHA                        Director
----------------------------
        Paul R. Tregurtha

                                  EXHIBIT INDEX


EXHIBIT
 NUMBER            EXHIBIT
    5              Opinion of Edwards & Angell, LLP as to the legality of the shares of Fleet Boston
                   Common Stock offered herein.

    23.1           Consent of Edwards & Angell, LLP (included in Exhibit 5)

    23.2           Consent of PricewaterhouseCoopers LLP

    24             Power of Attorney of certain officers and directors (included on pages 6 to 8)
